                                                                    Exhibit 99.1


[GRAPHIC OMITTED] ICU MEDICAL, INC.


   ICU MEDICAL, INC. REPORTS SETTLEMENT OF LITIGATION AGAINST FORMER ATTORNEYS

SAN CLEMENTE, CALIF., JANUARY 2, 2007/PRNEWSWIRE-FIRSTCALL/ICU MEDICAL, INC., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that it had reached an agreement to settle an action against Fulwider Patton Lee & Utecht, LLP under which the Company alleged that during the course of its representation of the Company and continuing thereafter, Fulwider engaged in various matters for the Company's direct competitors, and committed other acts of negligence and breaches of the attorney-client relationship. Fulwider did not admit any liability or wrongdoing. The Company will be paid $8 million in settlement of its claims against Fulwider.


    Contact:  Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183

              John F. Mills
              Senior Managing Director
              Integrated Corporate Relations
              (310) 954-1100